American Skiing Company/MeriStar Hotels & Resorts

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                             Box 450 Bethel ME 04217
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                      Phone: 207-824-8100 Fax: 207-824-5274
                          e-mail: skip@sundayriver.com
                              News and information
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For immediate release

Contacts:

Skip King (Media)                             Erik Preusse (Analysts/Investors)
Vice President, Communications                Senior Financial Analyst-Strategic
American Skiing Company                          Planning and Investor Relations
(207) 824-5020                                American Skiing Company
                                              (207) 824-8140


               American Skiing, MeriStar Hotels & Resorts Announce
                         Withdrawal of Plans for Merger


         NEWRY, Maine, March 23, 2001-American Skiing Company (NYSE: SKI), the nation's largest ski resort operating company, and MeriStar Hotels & Resorts (NYSE: MMH) announced today that they have withdrawn plans to merge the two companies due to changes in economic conditions and the combined companies' inability to effect the capital markets transactions required to consummate the merger. Each company also announced the cancellation of shareholder meetings scheduled for approval of the merger. American Skiing's shareholder meeting had been scheduled for March 23, and MeriStar's shareholder meeting had been scheduled for March 26.
         "With the recent changes in economic conditions and their resulting impact on the financing necessary to operate the combined company, each company has reached the conclusion that pursuing operations on a standalone basis is more attractive to its shareholders than consummation of the merger," said
Leslie B. Otten, Chairman and Chief Executive Officer of American Skiing Company. "We continue to enjoy a substantially better ski season than the last two years. Our management team is focused on continuing to deliver the high level of services that our customers have come to expect, reducing our debt and delivering shareholder value. We expect to continue to reap benefits from the

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capital  investments  which we have made at our  resort at The  Canyons  in Park
City, Utah and in the new Heavenly Gondola in South Lake Tahoe. In the east, where the company has made significant capital investments over the past three years, highlighted by this year's Killington water project, we expect to see continued improvement in our operating results."
              The Boards of each of MeriStar and American Skiing met separately on March 22, 2001 and, following an update from management on the status of the transaction, voted to terminate the merger plans. The companies each executed a letter terminating their existing merger agreement without liability to the other. American Skiing also announced the termination of its solicitation of consents from registered holders of the 12% Senior Subordinated Notes due 2006 of American Skiing to the execution of a supplemental indenture effecting certain amendments to the indenture, dated June 28, 1996, among American Skiing, the guarantors named therein and United States Trust Company of New York, as trustee.
         Headquartered in Newry, Maine, American Skiing Company, founded by Leslie B. Otten, is the largest operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Steamboat in Colorado; Killington, Mount Snow and Sugarbush in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; The Canyons in Utah; and Heavenly in California/Nevada. Additional information is available on the company's Web site, www.peaks.com.

The historical and forward-looking statements about American Skiing Company contained in this press release are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; competition and pricing pressures; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; failure of on-mountain improvements and other capital expenditures to

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generate  incremental  revenue;   adverse  weather  conditions   regionally  and
nationally; seasonal business activities; changes to federal, state and local land use regulations; changes to federal, state and local regulations affecting both American Skiing Company's resort operating and real estate segments; litigation involving ant-trust, consumer and other issues; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations and impact operations; the loss of any of our executive officers or key operating personnel; control of American Skiing Company by principal stockholders; failure to hire and retain qualified employees and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and under Section 27A of the Securities Act and Section 21E of the
Exchange  Act,  we  do  not  have  any   obligation   to  publicly   update  any
forward-looking statements to reflect subsequent events or circumstances.